                                                                Exhibit 3(ii)



                                  Sunoco, Inc.
                                     Bylaws
                 (Amended and Restated as of November 6, 1998)

                               Table of Contents

Article I                                                     Page

  Directors
    Section 1 - Membership                                       1
    Section 2 - Vacancies                                        1
    Section 3 - Emergency Board                                  1
    Section 4 - Liability of Directors                           2
    Section 5 - Nomination of Directors                          2

Article II
  Meetings of the Board of Directors
    Section 1 - Place                                            3
    Section 2 - Annual & Regular Meetings                        3
    Section 3 - Special Meetings                                 3
    Section 4 - Notice                                           3
    Section 5 - Waiver of Notice                                 3
    Section 6 - Notice of Adjourned Meeting                      3
    Section 7 - Quorum                                           4
    Section 8 - Consent Action                                   4

Article III
  Committees
    Section 1 - Executive Committee                              4
    Section 2 - Notice                                           4
    Section 3 - Special Committees                               4
    Section 4 - Relationship to Board                            4
    Section 5 - Quorum                                           5
    Section 6 - Vacancies                                        5

Article IV
  Officers
    Section 1 - Designation                                      5
    Section 2 - Authority                                        5
    Section 3 - Chairman of the Board                            6
    Section 4 - Vice Chairman of the Board                       6
    Section 5 - President                                        6
    Section 6 - Executive Vice Presidents                        6
    Section 7 - Vice Presidents                                  6
    Section 8 - Secretary                                        6
    Section 9 - Treasurer                                        6
    Section 10 - Comptroller                                     7
    Section 11 - General Auditor                                 7
    Section 12 - Assistant Officers                              7

Article V
  Meetings of Shareholders
    Section 1 - Annual Meetings                                  7
    Section 2 - Special Meetings                                 7
    Section 3 - Notice                                           8
    Section 4.a - Quorum                                         8
    Section 4.b - Quorum at Shareholder-
                  called Special Meeting                         8
    Section 4.c - No Waiver of Quorum                            8
    Section 5 - Voting                                           9
    Section 6 - Adjournment                                      9
    Section 7 - Proxies                                          9
    Section 8 - Shareholders List                                9
    Section 9 - Record Date                                      9
    Section 10 - Certification by Nominee                       10
    Section 11 - Judge of Election                              10
    Section 12 - Prior Notice of Shareholder Proposals          10

Article VI
  Stock Certificates
    Section 1 - Description                                     11
    Section 2 - Transfers                                       11
    Section 3 - Registered Shareholders                         11
    Section 4 - Lost Certificates                               12
    Section 5 - Dividends                                       12
    Section 6  Uncertificated Stock                             12

Article VII
  Indemnification
    Section 1 - General                                         12
    Section 2 - Agreements for Indemnification and Funding      13
    Section 3 - Expenses                                        13
    Section 4 - Disputes                                        13

Article VIII
  General Provisions
    Section 1 - Voting Shares of Other Corporations             13
    Section 2 - Seal                                            13
    Section 3 - Inapplicability of Certain Sections of
      the Pennsylvania Business Corporation Law                 13
    Section 4 - Amendments                                      13

                                 Sunoco, Inc.
                                    Bylaws


Article I: Directors

Membership

     Section 1. The business and affairs of the Corporation shall be managed by a Board of Directors consisting of the number of Directors equal to those elected at the annual meeting of shareholders or as may from time to time be determined by the Board, except that it shall not consist of less than five members. Except as hereinafter provided in the case of vacancies, Directors shall be elected by ballot at the annual meeting of shareholders and shall hold office for one year and until successors are duly elected and qualified, or until earlier resignation or removal. Directors need not be residents of the state of the Commonwealth of Pennsylvania.

Vacancies

     Section 2. Vacancies in the Board of Directors may be filled by a majority of the incumbent members of the Board, though such majority be less than a quorum. If the number of Directors is at any time increased, the incumbent Directors may by majority vote elect any additional Director. Such newly elected Director shall hold office until the next annual meeting of the shareholders and until a successor is elected and qualified, or until earlier resignation or removal.

Emergency Board

     Section 3. In the event of any emergency by reason of nuclear attack or other attacks by enemy forces upon the North American Continent, there shall be constituted without further action or authority an Emergency Board of Directors. In the event of an emergency by reason of physical disasters of national or greater scope, an attack upon the United States outside the North American Continent, or an imminent threat of an attack or physical disaster of national or greater scope upon the North American Continent, there shall be constituted an Emergency Board of Directors by declaration of the Chairman of the Board of Directors. The Emergency Board shall consist of at least three members from the regular Board of Directors or from officers of the Corporation or its subsidiaries who are not members of the regular Board of Directors but who have been designated as alternate members of the Emergency Board. The Emergency Board may exercise all of the powers of the regular Board of Directors in the management of the business, affairs and property of the Corporation during the emergency and until such time as the regular Board of Directors shall resume the exercise of its powers.

     The original members of the Emergency Board shall be the Chairman, the President and the Executive Vice Presidents who are members of the Board of Directors, provided however, that any vacancy existing because of the unavailability of any two of the foregoing persons shall be filled by the alternate members. The Chairman of the Board shall serve as Chairman of any meeting of the Emergency Board or, in the event of his unavailability for any reason, the President or an Executive Vice President, in order designated by the Chairman of the Board, shall serve in this capacity. In the event of the unavailability for any reason of all of the foregoing persons, an alternate member shall serve as Chairman at any meeting of the Emergency Board in the order previously designated for membership by resolution of the regular Board of Directors.

     Meetings may be called by any member of the Emergency Board. Two members shall constitute a quorum for the transaction of business and the act of any two members present at a meeting shall be the act of the Emergency Board. Meetings may be held by any means of communication and Directors shall be deemed present if they are in communication with other directors by any means. Notice of meetings may be given at any time and in any manner, provided that a reasonable effort shall be made to give actual notice to each member of the Emergency Board.

     To the extent not inconsistent with this Section 3 of Article I, the Bylaws in their entirety shall remain in effect during any such emergency. No officer, Director or employee acting in good faith in accordance with this Section 3 of
Article I or any resolutions made pursuant hereto, shall be liable for his conduct unless it is willful misconduct.

Liability of Directors

     Section 4. A Director of the Corporation shall not be personally liable for monetary damages, as such, for any action taken or any failure to take any action, unless (1) he has breached the duties of his office or has failed to perform his duties as a Director in good faith, in a manner he reasonably believed to be in the best interest of the Corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Nomination of Directors

     Section 5. Nominations for election to the Board of Directors may be made by shareholders entitled to vote for the election of Directors only in the manner specified in this Section. Shareholders may submit nominations for consideration by a committee appointed by the Board of Directors for that purpose. A nomination proposed to be made at an annual meeting shall be submitted in writing to the Secretary of the Corporation no later than the December 31 prior to the annual meeting at which such nomination is intended to be considered. Nominations may be made at any meeting of shareholders called for the purpose of election of Directors other than an annual meeting only upon written notice of the shareholder's intent to make such nominations at the meeting delivered to the Secretary of the Corporation at least sixty (60) days prior to the date of such meeting; provided, however, that if the date of such meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of such meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Such nominations and written notice of any nominations by shareholders under this section shall contain the following information:

     (a) name, residence and business address of the nominating shareholder;

     (b) a representation that the shareholder is a record holder or beneficial owner of the Corporation's voting shares and a statement of the number of such shares;

     (c) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the individuals specified in the notice, if the nominations are to be made at a meeting of shareholders;

     (d) information regarding each nominee such as would be required to be included in a proxy statement;

     (e) a description of all arrangements or understandings between and among the shareholder and each and every nominee; and

     (f) the written consent of each nominee to serve as a Director, if elected.

The judge of election or the person presiding at the meeting, in the absence of the judge of election, shall determine whether any nomination is made according to these procedures and should be accepted. Such decision shall be deemed conclusive and binding on all shareholders of the Corporation.

Article II:  Meetings of the Board of Directors

Place

     Section 1. Meetings of the Board of Directors, regular or special may be held either within or without the Commonwealth of Pennsylvania.

Annual & Regular Meetings

     Section 2. As soon as practicable following their election at the annual meeting of the shareholders, the Directors shall meet for the purpose of organization. Regular meetings of the Board of Directors thereafter may be held at such times and at such places as the Board may by resolution determine.

Special Meetings

     Section 3. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board of Directors, the Vice Chairman, the President, an Executive Vice President who is a member of the Board of Directors, or upon the written request of a majority of the Directors.

Notice

     Section 4. No notice shall be required of the meeting of the Board of Directors for the purpose of organization or for the regular meetings fixed as aforesaid, but at least forty-eight hours notice shall be given by mail or telegram of all special meetings of the Directors specifying the place, day and hour of the meeting. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. This notice may be waived by a Director in writing either before or after the meeting.

Waiver of Notice

     Section 5. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting has not been lawfully called or convened.

Notice of Adjourned Meeting

     Section 6. Notice of an adjourned meeting of the Board of Directors need not be given if the time and place are fixed at the meeting adjourning.

Quorum

     Section 7. At all meetings of the Board of Directors, a majority of the Directors in office shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater or lesser number is required by statute or the Articles of Incorporation. The majority of Directors present, though less than a quorum, may adjourn any meeting from time to time.

Consent Action

     Section 8. Any action required to be taken at a meeting of the Board or any committee thereof shall be deemed the action of the Board of Directors or of a committee thereof if all the Directors or committee members, as the case may be, execute, either before or after the action is taken, a written consent thereto, and the consent is filed with the records of the Corporation.

Article III:  Committees

Executive Committee

     Section 1. The Board of Directors shall designate an Executive Committee consisting of such number of members as may be determined from time to time to serve at the pleasure of the Board who shall be elected from the members of the Board by a majority of the whole Board. The Committee shall elect a Chairman from among its members. To the extent permitted by Pennsylvania law, the Executive Committee may exercise all or any of the powers of the Board of Directors in the management of the business, affairs and property of the Corporation during the interval between meetings of the Board; provided however, that no action shall be taken by the Executive Committee if any member of such Committee has voted in opposition thereto.

Notice

     Section 2. The Executive Committee need not hold its meetings at any particular time or place, but such meetings shall be held upon reasonable notice to members of the Committee.

Special Committees

     Section 3. The Board of Directors may appoint such other standing or special committees, and officers therefor, as it may deem proper, and, to the extent permitted by Pennsylvania law, may delegate to such committees any of the powers possessed by the Board which may be required by such committees in carrying out the purposes for which they are appointed. Each of such committees shall have at least three members. Membership on the Board of Directors shall not be prerequisite to membership on such committees.

Relationship to Board

     Section 4. Committees shall be responsible to the full Board of Directors and shall report upon the exercise of their powers and duties at each regular meeting of the Board of Directors, or when called upon by the Board.

Quorum

     Section 5. A majority of any committee shall constitute a quorum for the transaction of business, and shall be required to constitute the act of the committee.

Vacancies

     Section 6. The Board of Directors may fill vacancies in any committee, and may appoint one or more alternate members of a committee who shall have the power to act in the absence or disability of a member of such committee. The Board of Directors may abolish any committee at its pleasure, and may remove a committee member from membership on a committee at any time, with or without cause.

Article IV: Officers

Designation

     Section 1. The officers of the Corporation shall be chosen by the Board of Directors at its organization meeting and shall include a Chairman of the Board of Directors, a President, one or more Executive Vice Presidents, one or more Vice Presidents, any of whom at the pleasure of the Board may be designated Senior Vice President or Group Vice President, a Secretary, a Treasurer, a Comptroller, and a General Auditor, all of who shall be the principal officers of the Corporation and may include one or more Vice Chairmen of the Board who would be principal officers, and such other officers and assistant officers as the Board of Directors may from time to time determine. Any number of offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law to be executed, acknowledged or verified by two or more officers. Of the officers so chosen by the Board of Directors, the Chairman of the Board of Directors, the Vice Chairmen of the Board of Directors, and the President shall be chosen from among the Directors. All officers of the Corporation shall hold their offices at the pleasure of the Board of Directors.

Authority

     Section 2. Notwithstanding the legal authority conferred by these Bylaws upon the officers named herein, the Board of Directors may by resolution establish such positions of authority, supervision and responsibility as in the judgment of the Board may be necessary or appropriate for the internal administration of the affairs of the Corporation. The performance of any duty by any officer shall be conclusive evidence of his authority to act, including the delegation of any of his powers to other officers or employees under his direction. The Board of Directors may designate either the Chairman of the Board or the President as the Chief Executive Officer or the Chief Operating Officer of the Corporation.

     The Chief Executive Officer shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all officers and employees of the Corporation, but may delegate in his discretion any of his powers to any officer or such other executives as he may designate.

     The Chief Operating Officer shall have general supervision and direction of all operating officers and employees of the Corporation but may delegate in his discretion any of his powers to any Vice President or such other executives as he may designate.

Chairman of the Board

     Section 3. The Chairman of the Board of Directors shall preside at all meetings of the shareholders and of the Board of Directors. He shall ex-officio be a member of all committees of the Board of Directors except as otherwise determined by the Board. He shall also perform such other duties as the Board of Directors may from time to time assign to him.

Vice Chairman of the Board

     Section 4. The Vice Chairman of the Board of Directors shall perform such duties as the Board of Directors or the Chairman may from time to time assign to them.

President

     Section 5. The President shall perform such duties as the Board of Directors or the Chairman may from time to time assign to him.

Executive Vice Presidents

     Section 6. The Executive Vice Presidents shall perform such duties as shall, from time to time, be imposed upon them by the Chairman or the President.

Vice Presidents

     Section 7. The Vice Presidents shall perform such duties and shall be responsible to such officers of the Corporation as the Chairman, President or an Executive Vice President may direct.

Secretary

     Section 8. The Secretary shall keep the minutes of all meetings of the shareholders, the Board of Directors, all committees of the Board except as otherwise designated by the Board and shall give all notices of meetings of the shareholders, the Board of Directors, and any committees of the Board for which he serves as Secretary. He shall have control of the custody of all deeds, contracts, agreements, and other corporate records, except as otherwise provided in these Bylaws or by the Board of Directors, and shall attend to such correspondence of the Corporation as the Chairman shall direct. He shall be the custodian of the seal of the Corporation and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors. He shall be responsible to such officer or officers of the Corporation as the Chairman may designate.

Treasurer

     Section 9. The Treasurer shall be responsible for all receipts and disbursements of the Corporation and the custodianship of the Corporation's funds. He shall have full authority, directly or by his delegation to selected officers or other employees, to receive and give receipts for all moneys due and payable to the Corporation from any source whatever, and to endorse checks, drafts, and warrants in its name and on its behalf. He shall be responsible for depositing the funds of the Corporation in its name in such depositories as may be designated by him; shall sign or delegate the signing of all checks, notes and drafts and shall be charged with the general establishment of the Corporation's policies and procedures relating to short-term financing, cash management, credits and collections and insurance.

Comptroller

     Section 10. The Comptroller shall be the chief accounting officer of the Corporation and shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the Corporation.

General Auditor

     Section 11. The General Auditor shall be chief control officer of the Corporation and shall be responsible for the establishment of internal controls. He shall see that adequate audits are currently and regularly made.

Assistant Officers

     Section 12. Assistant officers shall perform such duties as their immediate principal officers may from time to time direct or delegate, and, during the absence of said principal officers, shall perform all the duties of said principal officers.

Article V: Meetings of Shareholders

Annual Meetings

     Section 1. The annual meeting of the shareholders for the election of Directors for the ensuing year and for the transaction of such other business as may be properly brought before the meeting shall be held each year on such day and at such time and place, either within or without Pennsylvania, as shall be determined in advance by the Board of Directors.

Special Meetings

     Section 2. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors or by the order of the Board of Directors. Special meetings of the shareholders may also be called by any shareholder entitled to call such a meeting pursuant to, and in compliance with, the provisions of Article TENTH of the Articles of Incorporation of the Corporation. A shareholder wishing to call a special meeting of the shareholders of the Corporation shall give written notice to the Secretary of the Corporation which shall (a) certify that such shareholder is the record owner of at least ten percent (10%) of the outstanding shares of the Corporation's Voting Stock, (b) contain such shareholder's undertaking to continue to hold, at all times from the date of such notice until the final adjournment of such special meeting, at least ten percent of the outstanding shares of the Corporation's Voting Stock, (c) specify the proposal or proposals such shareholder desires to have submitted for shareholder action at such special meeting, and (d) include all other material and information required to be submitted or provided pursuant to law, the Corporation's Articles of Incorporation and these Bylaws, including, without limitation, Article I,
Section 5 hereof, if applicable, given the nature of such shareholder's proposal or proposals.

     The Secretary of the Corporation promptly shall transmit such notice to the Board of Directors which shall, within sixty days following the date on which such notice is received by the Secretary, determine the sufficiency of the notice and whether any one or more of the shareholder's proposals constitutes a "Proper Matter for Shareholder Consideration" as set forth herein. A shareholder's proposal shall be deemed a "Proper Matter for Shareholder Consideration" unless, pursuant to Rule 14a-8(c) promulgated under the Securities Exchange Act of 1934, as amended (or any similar or successor rule or regulation), the Corporation would be entitled to omit such proposal from its proxy statement for an annual meeting of shareholders had such proposal been timely submitted to the Corporation for consideration at such annual meeting of shareholders in accordance with Rule 14a-8. No special meeting of shareholders shall be held at the call of a shareholder unless there has been a determination by the Board of Directors that (i) the notice submitted by the shareholder complies with the requirements of this Section, and (ii) at least one of the proposals of such shareholder is a Proper Matter for Shareholder Consideration; provided, however, that only proposals submitted by the calling shareholder which are determined to be Proper Matters for Shareholder Consideration shall be considered at such special meeting of shareholders. Notwithstanding the foregoing, nothing herein shall prohibit the Board of Directors from submitting matters to the shareholders at any special meeting of shareholders including, without limitation, a special meeting of shareholders called by a shareholder.

     A shareholder calling a special meeting of shareholders shall reimburse the Corporation for all costs incurred by it in connection with such special meeting of shareholders including, without limitation, the costs of preparing and disseminating a proxy statement or information statement in connection with, and soliciting proxies to be voted at, such special meeting of shareholders. A special meeting of shareholders of the Corporation called by a shareholder in accordance with Article Tenth of the Articles of Incorporation shall be held at such date, time and place as is determined by the Board of Directors of the Corporation, which date shall be not later than ninety days after the date on which the Board of Directors shall have determined that the shareholder has duly called such meeting by giving proper written notice to the Secretary of the Corporation and has otherwise complied with applicable law and the Articles of Incorporation and Bylaws of the Corporation.

Notice

     Section 3. Unless waived, written notice of the time, place and purpose of every meeting of the shareholders shall be given by the Secretary not less than five nor more than ninety days before the date of the meeting either personally or by mail, to each shareholder of record entitled to vote at such meeting.

Quorum

     Section 4.a. Unless otherwise provided in the Articles of Incorporation, by statute or these Bylaws, at all meetings of shareholders, the presence in person or by proxy, of shareholders entitled to cast a majority of the votes which all shareholders are entitled to cast at the meeting shall constitute a quorum for the transaction of business.

Quorum at Shareholder-called Special Meeting

     Section 4.b. At any special meeting of shareholders called by a shareholder pursuant to Article Tenth of the Corporation's Articles of Incorporation, the presence, in person or by proxy, of shareholders entitled to cast at least sixty-six and two thirds percent (66 2/3%) of the votes which all shareholders are entitled to cast shall constitute a quorum for the transaction of business.

No Waiver of Quorum

     Section 4.c. Section 1756(b) of the BCL (and any successor provision of similar import) shall not be applicable with respect to any special meeting of shareholders called by a shareholder pursuant to Article Tenth of the Corporation's Articles of Incorporation, or to any adjournment thereof. If a special meeting of shareholders called by a shareholder pursuant to Article Tenth of the Corporation's Articles of Incorporation cannot be organized for lack of a quorum under Section 4.b of these Bylaws, such special meeting shall be deemed finally adjourned without the taking of any shareholder action.

Voting

     Section 5. When a quorum is present at any meeting of the shareholders, the shareholders entitled to vote and casting a majority of the votes at the meeting shall decide any question brought before such meeting, unless the question is one which, by express provision of law, the Articles of Incorporation, or these Bylaws, requires a different vote, in which case such express provision shall govern and control the decision of such question. The shareholders present in person or by proxy at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

Adjournment

     Section 6. The holders of shares entitled to cast a majority of the votes present or represented at any meeting may adjourn the meeting from time to time, though such majority constitutes less than a quorum. When a meeting is adjourned to another time or place, it shall not be necessary to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting adjourning and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

Proxies

     Section 7. Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. Every proxy shall be executed in writing by the shareholder or his agent. No proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein. Unless it is coupled with an interest, a proxy shall be revocable at will. A proxy shall not be revoked by the death or incapacity of the shareholder but shall continue in force until revoked by the personal representative or guardian of the shareholder. The presence at any meeting of a shareholder who has given a proxy shall not revoke such proxy unless the shareholder shall file written notice of such revocation with the Secretary of the meeting prior to the voting of such proxy.

Shareholders List

     Section 8. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make and certify a complete list of the shareholders entitled to vote at a shareholders' meeting or any adjournment thereof. Such list shall be arranged alphabetically within class and series, with the address of and the number of shares held by each shareholder. The information contained in such list shall be made available to the shareholders by appropriate means at the time and place of the meeting of shareholders.

Record Date

     Section 9. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining shareholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a record date for any such determination of shareholders. Such date shall not be more than ninety days before the date of such meeting nor more than ninety days prior to any other action. In such case only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotments of rights or to exercise such rights, as the case may be, notwithstanding transfer of any shares on the books of the Corporation after any record date so fixed. When the determination of shareholders of record entitled to notice of or to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless the Board fixes a new record date under this section for the adjourned meeting.

Certification by Nominee

     Section 10. The nominee shareholder of record of a shareholder dividend reinvestment plan or of an employee benefit plan may certify in writing to the Corporation that all or a portion of the shares of the Corporation registered in the name of such nominee are held for the account of a specified person or persons. Such certification shall be received by the Corporation no later than 15 days after the record date for each special or annual meeting of shareholders. The certification shall be in the form specified by the Corporation and shall include such information as the name, address and number of shares of the beneficial owners, taxpayer identification number, and any other information that the Corporation may deem necessary. Upon receipt by the Corporation of such certification, the person or persons specified in the certification shall be deemed, for the purposes of notice of and voting at the meeting of shareholders, to be the holders of record of the number of shares specified, in place of the nominee shareholder of record.

Judge of Election

     Section 11. In advance of any meeting of shareholders the Board may appoint one or three judges of election to act at the meeting or any adjournment thereof. If such judges are not so provided by the Board or shall fail to qualify, the person presiding at a shareholder meeting may, and on the request of any shareholder entitled to vote thereat shall, make such appointment. In case any person appointed as judge of election fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the person presiding thereat. Each judge of election, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of judge of election at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a Director at a meeting at which he has served as a judge of election.

Prior Notice of Shareholder Proposals

     Section 12. At any annual or special meeting of shareholders, proposals by shareholders (other than proposals of a shareholder calling a special meeting of shareholders pursuant to Article Tenth of the Corporation's Articles of Incorporation) shall be considered only if (a) such proposal is a "Proper Matter for Shareholder Consideration" as set forth herein, and (b) prior notice thereof has been timely given as provided herein. A shareholder's proposal shall be deemed a "Proper Matter for Shareholder Consideration" unless, pursuant to Rule 14a-8(c) promulgated under the Securities Exchange Act of 1934, as amended (or any similar or successor rule or regulation), the Corporation would be entitled to omit such proposal from its proxy statement for an annual meeting of shareholders had such proposal been timely submitted to the Corporation for consideration at such annual meeting of shareholders in accordance with Rule 14a-8.

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     Notice of any proposal to be presented by any shareholder (outside the solicitation of proxies pursuant to the rules and regulations of the Securities and Exchange Commission) at an annual meeting of shareholders shall be delivered in writing to the Secretary of the Corporation not later than December 31 prior to the annual meeting of shareholders at which such proposal is to be presented. Notice of any proposal to be presented by any shareholder at any special meeting of shareholders shall be delivered in writing to the Secretary of the Corporation not less than sixty (60) days prior to the date of such special meeting; provided, however, that if the date of such special meeting is first publicly announced or disclosed (in a public filing or otherwise) less than seventy (70) days prior to the date of such special meeting, such prior notice shall be given not more than ten (10) days after such date is first so announced or disclosed. Notice of any such proposal to be presented at any shareholders meeting shall include: the text of the proposal to be presented, a brief written statement of the reasons for such shareholder's support of the proposal, the name and address of record of the proposing shareholder, the number and class of all shares of each class of stock of the Corporation beneficially owned by such shareholder, a representation that the shareholder is the holder of Voting Stock of the Corporation, is entitled to vote at such meeting and intends to appear in person or by proxy to present the proposal at such meeting. It shall also describe, in detail, any material interest of such shareholder in the proposal. If the Board of Directors, after affording the shareholder a reasonable opportunity to cure any deficiency which the Board of Directors identifies in the original notice, determines that notice of a proposal was not effected in accordance with the foregoing procedure, then such proposal shall not be eligible for consideration at the meeting and such determination shall be conclusive and binding upon the Corporation and its shareholders.

Article VI: Stock Certificates

Description

     Section 1. Certificates evidencing the ownership of the shares of stock of the Corporation of any class shall be issued to those entitled to them by transfer or otherwise. Each certificate shall bear a distinguishing number, the actual or facsimile signatures of the Chairman of the Board and of the Secretary, the actual or facsimile seal of the Corporation, and such recitals as may be required by law. The stock certificates in any class or classes shall be issued in numerical order, and a full record of the issuance of each such certificate shall be made in the books usually kept for that purpose or required by law. The certificates shall be of such form and design as the Board of Directors may adopt and the form and design thereof may from time to time be changed by the Board.

Transfers

     Section 2. All shares of stock may be transferred on the books of the Corporation by the registered holders thereof or by their attorneys legally constituted or their legal representatives by surrender of the certificates therefor for cancellation and a written assignment of the shares evidenced thereby. The Board of Directors may from time to time appoint such transfer Agents and Registrars of stock as it may deem advisable and may define their powers and duties.

Registered Shareholders

     Section 3. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold such person liable for calls and assessments and shall not be bound to recognize

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any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Pennsylvania.

Lost Certificates

     Section 4. Any person or persons applying for a certificate of stock to be issued in lieu of one alleged to be lost or destroyed shall, pursuant to the laws of Pennsylvania relating to lost or destroyed certificates of stock, furnish to the Corporation such information as the Board of Directors may require to ascertain whether a certificate of stock has been lost or destroyed.

Dividends

     Section 5. If any date appointed for the payment of any dividend, or fixed for determining the shareholders of record to whom the same is payable, shall in any year fall upon a Sunday or legal holiday, then such dividend shall be payable or such shareholders of record shall be determined on the next succeeding day not a Sunday or legal holiday.

Uncertificated Stock

     Section 6. Notwithstanding anything herein to the contrary, any or all classes and series of shares, or any part thereof, may be represented by uncertificated shares, except that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof, a written notice containing the information required to be set forth or stated on certificates. The rights and obligations of the holders of uncertificated shares of the same class and series shall be identical. Notwithstanding anything herein to the contrary, the first sentence of Section 2 of this Article VI shall be inapplicable to uncertificated shares and in lieu thereof, the Corporation shall adopt alternative procedures for registration of transfers.

Article VII: Indemnification

General

     Section 1. The Corporation shall pay on behalf of any individual who is or was a Director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as Director, officer, trustee, fiduciary, employee or agent of any other domestic or foreign corporation or partnership, joint venture, sole proprietorship, trust or other enterprise, or who is or was serving as a fiduciary with respect to any employee benefit plan as a result of his employment by, or service as a Director of, the Corporation ("Indemnified Person") all expenses, including attorneys' fees and disbursements, incurred by such person in the defense or settlement of any civil, criminal, administrative or arbitrative proceeding pending, threatened or completed against such person by reason of his being or having been such Indemnified Person, and shall indemnify such person against amounts paid or incurred by him in satisfaction of settlements, judgments, fines, and penalties in connection with any such proceeding, including any proceeding by or in the right of the Corporation, except where such indemnification is expressly prohibited by applicable law or where the acts or failures to act of the Indemnified Person constitute willful misconduct, self-dealing or recklessness. The foregoing right to payment and to indemnification shall not be exclusive of other rights to which such person may be entitled as a matter of law or otherwise.

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Agreements for Indemnification and Funding

     Section 2. The Corporation is authorized, but not required, to enter into agreements for indemnification with any Indemnified Person, however, failure to enter into such agreements shall not in any way limit the rights of such Indemnified Persons hereunder. The Corporation may, in addition to the foregoing, create a fund of any nature, which may, but need not be, under the control of a trustee, or otherwise secure or insure in any manner its indemnification obligations.

Expenses

     Section 3. Expenses incurred by a Director, officer, employee or agent in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation.

Disputes

     Section 4. Any dispute related to the right to indemnification of or advancement of expenses to Indemnified Persons as provided under this Article, except with respect to indemnification for liabilities arising under the Securities Act of 1933 which the Corporation has undertaken to submit to a court for adjudication, shall be decided only by arbitration in accordance with the commercial arbitration rules then in effect of the American Arbitration Association.

Article VIII: General Provisions

Voting Shares of Other Corporations

     Section 1. The Chairman or the Vice Chairmen of the Board of Directors, the President, any Executive Vice President, any Vice President, or the Secretary of the Corporation may vote, or appoint a proxy to vote, the shares of any other business corporation or nonprofit corporation which are registered in the name of the Corporation.

Seal

     Section 2. The seal of the Corporation shall be circular in form, and shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal Pennsylvania."

Inapplicability of Certain Sections of the Pennsylvania Business Corporation Law

     Section 3. 15 Pa.C.S. SS 2541-2548 (formerly Section 910),15 Pa.C.S. SS 2551-2556 (formerly Section 911) and 15 Pa.C.S. SS 2571-2575 as adopted December 23, 1983, March 23, 1988 and April 27, 1990, respectively, shall not be applicable to this Corporation.

Amendments

     Section 4. These Bylaws, including Article I, Section 4 entitled "Liability of Directors" and Article VII entitled "Indemnification," may be altered or amended at any annual meeting of shareholders, or at any special meeting called for that purpose, by the shareholders entitled to vote and casting a majority of the votes at the meeting, or at any duly constituted meeting of the Board of Directors, by a majority of the Directors then in office. Any alteration or amendment of Article 1, Section 4 and Article VII shall be prospective only and shall not affect any rights or obligations then existing.

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